Contact Info:Arron K. Sutherland, President and CEO

Illinois Casualty Company

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2017 Third Quarter and Nine Month Results

FOR IMMEDIATE RELEASE: 11/2/2017

Rock Island, IL. – November 2, 2017 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported results for the third quarter and nine months ended September 30, 2017.

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2017 – FINANCIAL RESULTS

For the nine months ended September 30, 2017, the Company reported net earnings of $265,000 or $0.08 per share, compared to $1,586,000 for the same period in 2016. Net loss totaled $349,000 or $0.11 per share for the quarter ended September 30, 2017, compared to net earnings of $695,000 for the third quarter of 2016.

For the nine months ended September 30, 2017, direct premiums grew by $1,358,000, or 3.5%, to $40,527,000 from $39,169,000 for the same period in 2016. Direct premium written grew by $826,000, or 6.2%, to $14,117,000 for the three months ended September 30, 2017 from $13,291,000 for the same period in 2016. Net premiums earned grew by 3.2% and 3.3% for the third quarter and first nine months of 2017.

For the nine months ended September 30, 2017, the Company ceded $5,993,000 of earned premiums to reinsurers compared to $5,959,000 of earned premiums for the same period in 2016. For the third quarter of 2017, the Company ceded to reinsurers $2,051,000 of earned premiums, compared to $2,110,000 of earned premiums for the third quarter of 2016.

For the nine months ended September 30, 2017, net realized investment gains increased by $367,000, or 1,931.6%, to $386,000 from $19,000 for the same period in 2016. These increases were a result of the Company liquidating assets to secure the funding used to purchase the ESOP shares in the first quarter of 2017. Net realized investment losses were $2,000 compared to net realized investment losses of $119,000 for the three months ended September 30, 2017 and 2016, respectively.

For the nine months ended September 30, 2017, net investment income grew $416,000, or 29.0% to $1,849,000 from $1,433,000 for the same period in 2016. Net investment income increased by $25,000, or 3.8%, during the three months ended September 30, 2017, as compared to the same period in 2016. The growth in net investment income is primarily from the increase in the size of the available for sale securities portfolio.

Losses and settlement expenses increased by $2,816,000, or 15.0%, to $21,527,000 for the nine months ended September 30, 2017, from $18,711,000 for the same period in 2016.  Losses and settlement expenses increased by $1,909,000, or 31.0%, to $8,063,000 for the three months ended September 30, 2017, from $6,154,000 for the same period in 2016. The increase in losses and settlement expenses for the third quarter ended September 30, 2017 is primarily due to an increase in fire losses and higher retention of property losses compared to the same period in 2016.

Policy acquisition costs are costs incurred to issue policies, which include commissions, premium taxes, underwriting reports, and underwriter compensation costs. The Company offsets the direct commissions it pays with ceded commissions it receives from reinsurers. Other operating expenses consist primarily of information technology costs, accounting and internal control salaries, as well as audit and legal expenses. Policy acquisition costs and other operating expenses increased by $1,001,000, or 8.5%, to $12,799,000 for the nine months ended September 30, 2017, from $11,798,000 for the same period in 2016. Policy acquisition costs and other operating expenses increased by $89,000, or 2.1%, to $4,344,000 for the third quarter of 2017 from $4,255,000 for the same period in 2016. The increases in policy acquisition costs and other operating expenses during the three and nine months ended September 30, 2017 are primarily driven by increases in the other operating expenses. This is due to additional costs associated with operating as a public company which did not occur in previous years.

Total assets increased by 25.4  % from $122,160,000 at December 31, 2016 to $153,159,000 at September 30, 2017, principally as a result of our initial public offering completed during the first quarter of 2017.  Our investment portfolio, which consists of fixed maturity securities, common stocks, preferred stocks, and property held for investment, increased by 37.9% from $76,122,000 at December 31, 2016 to $104,955,000 at September 30, 2017, as a result of deploying the net proceeds from our completed initial public offering.

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2017 – FINANCIAL RATIOS

The Company’s loss and settlement expense ratio (defined as loss and settlement expenses divided by net premiums earned) was 72.05% and 65.75% in the third quarter and nine months ended September 30, 2017, respectively, compared with 56.7% and 59.0% for the same periods in 2016, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 38.8% and 39.1% in the third quarter and nine months ended September 30, 2017, respectively, compared with 39.2% and 37.2%  for the same periods in 2016, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 110.9% and 104.8% in the third quarter and nine months ended September 30, 2017, respectively, compared to 95.9% and 96.3%  for the same periods in 2016, respectively.

MANAGEMENT COMMENTARY

“The Company continued to experience challenges relating to the property book of business in the third quarter. Additional Midwest storm activity, combined with restaurant fire claims of unusually high frequency and severity, led to a loss in the third quarter. Statistical analysis into identifying a common root cause of the unprecedented fire activity is ongoing. The underperformance of the property line was partially offset by continued strong results in the core liquor liability line and profitable workers’ compensation experience. The Company also experienced positive top line growth for the year. This growth is primarily lead by the production in Minnesota and our entry into the state of Colorado, both of which have exceeded our initial expectations despite the soft market conditions. The Company is moving forward with expansion into Michigan, which is planned to occur in the first half of 2018.

“We believe we have adequate property pricing in place and will continue to increase focus on underwriting and loss control to strengthen future results as we anticipate a return to historical fire loss levels.

“The Company’s core strengths of specialized products, niche focus, and superior service combined with a committed agency force are the keys to long term growth and profitability. The Company will maintain underwriting discipline and sustainable pricing to grow and ensure a profitable future” stated Arron Sutherland, President and Chief Executive Officer.

EARNINGS CONFERENCE CALL

The Company will hold a conference call on Thursday,  November  16th, 2017, at 2:00 CT to discuss results for the third quarter and nine months ended September 30, 2017.

Teleconference:

Dial-in information for the call is 866-595-5224 (toll-free domestic) or 636-812-6497 (international).

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders.  The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Investments and cash:
Available for sale securities, at fair value
Fixed maturity securities (amortized cost - $85,067,335 at	$87,040,384	$64,134,023
9/30/2017 and $62,929,091 at 12/31/2016)
Common stocks¹ (cost - $10,247,724 at	11,264,700	6,982,547
9/30/2017 and $6,311,708 at 12/31/2016)
Preferred stocks (cost - $3,670,999 at	3,785,161	2,798,413
9/30/2017 and $2,925,434 at 12/31/2016)
Property held for investment, at cost, net of accumulated depreciation of	2,865,376	2,207,424
$103,080 at 9/30/2017 and $50,948 at 12/31/2016
Cash and cash equivalents	6,853,760	4,376,847
Total investments and cash	111,809,381	80,499,254
Accrued investment income	715,950	524,156
Premiums and reinsurance balances receivable, net of allowances for	18,219,138	17,479,487
uncollectible amounts of $50,000 at 9/30/2017 and 12/31/2016
Ceded unearned premiums	297,127	270,751
Reinsurance balances recoverable on unpaid losses and settlement expenses,	11,640,539	12,114,998
net of allowances for uncollectible amounts of $0 at 9/30/2017 and 12/31/2016
Federal income taxes	1,217,921	1,037,506
Deferred policy acquisition costs, net	4,556,116	4,162,927
Property and equipment, at cost, net of accumulated depreciation of	3,564,286	3,719,535
$4,747,641 at 9/30/2017 and $4,308,247 at 12/31/2016
Other assets	1,138,907	2,351,347
Total assets	$153,159,365	$122,159,961
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$52,551,866	$52,817,254
Unearned premiums	26,789,274	24,777,712
Reinsurance balances payable	179,000	109,790
Corporate debt	4,454,138	3,786,950
Accrued expenses	4,072,007	4,827,042
Other liabilities	1,371,653	2,241,003
Total liabilities	89,417,938	88,559,751
Equity:
Common stock[2]	35,000	—
Additional paid-in capital	32,296,455	—
Accumulated other comprehensive earnings, net of tax	2,048,763	1,154,175
Retained earnings	32,711,173	32,446,035
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(3,349,964)	—
Total equity	63,741,427	33,600,210
Total liabilities and equity	$153,159,365	$122,159,961

1Common stock securities consist of exchange trade funds (ETF) made up primarily of Dividends Select and the S&P 500

2Par value $0.01; authorized: 2017 - 10,000,000 shares and 2016 - 0 shares; issued: 2017 - 3,500,000 and 2016 - 0 shares;

outstanding: 2017 - 3,165,003 and 2016 - 0 shares.

32017 –  334,997 shares and 2016 - 0 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings

	For the Three-Months Ended
	September 30,
	2017	2016
Net premiums earned	$11,191,448	$10,848,363
Net investment income	688,134	663,111
Net realized investment (losses) gains	(1,833)	93,561
Other-than-temporary impairment losses	—	(212,731)
Other income	48,667	28,058
Consolidated revenues	11,926,416	11,420,362
Losses and settlement expenses	8,063,401	6,154,162
Policy acquisition costs and other operating expenses	4,344,129	4,254,640
Interest expense on debt	64,810	48,563
General corporate expenses	183,540	137,109
Total expenses	12,655,880	10,594,474
(Loss) earnings before income taxes	(729,464)	825,888
Total income tax (benefit) expense	(380,681)	130,920
Net (loss) earnings	$(348,783)	$694,968

Other comprehensive earnings, net of tax	297,680	93,301
Comprehensive (loss) earnings	$(51,103)	$788,269

(Loss) earnings per share[1]:
Basic:
Basic net (loss) earnings per share	$ (0.11)	$ 0.22
Diluted:
Diluted net (loss) earnings per share	$ (0.11)	$ 0.22

Weighted average number of common shares outstanding[2]:
Basic	3,160,892	3,150,000
Diluted	3,160,892	3,150,000

1The unaudited pro forma earnings per share for the three months ended September 30, 2016 is provided as a basis for comparison of current period earnings.

2Weighted average number of common shares outstanding for the three months ended September 30, 2016 is based on the resulting shares from the initial public offering that was completed in March 2017.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings

	For the Nine-Months Ended
	September 30,
	2017	2016
Net premiums earned	$32,740,312	$31,694,591
Net investment income	1,849,421	1,433,005
Net realized investment gains	442,945	231,779
Other-than-temporary impairment losses	(57,316)	(212,731)
Other income	197,647	103,919
Consolidated revenues	35,173,009	33,250,563
Losses and settlement expenses	21,527,043	18,711,078
Policy acquisition costs and other operating expenses	12,799,079	11,797,914
Interest expense on debt	174,349	140,185
General corporate expenses	451,660	336,581
Total expenses	34,952,131	30,985,758
Earnings before income taxes	220,878	2,264,805
Total income tax (benefit) expense	(44,260)	679,270
Net earnings	$265,138	$1,585,535

Other comprehensive earnings, net of tax	894,588	1,912,733
Comprehensive earnings	$1,159,726	$3,498,268

Earnings per share[1]:
Basic:
Basic net earnings per share	$ 0.08	$ 0.50
Diluted:
Diluted net earnings per share	$ 0.08	$ 0.50

Weighted average number of common shares outstanding[2]:
Basic	3,154,992	3,150,000
Diluted	3,154,992	3,150,000

1The unaudited pro forma earnings per share for the nine months ended September 30, 2016 is provided as a basis for comparison of current period earnings.

2Weighted average number of common shares outstanding for the nine months ended September 30, 2016 is based on the resulting shares from the initial public offering that was completed in March 2017.